PURCHASE AND SERVICES AGREEMENT
THIS PURCHASE AND SERVICES AGREEMENT
(hereinafter "Agreement") is made and entered into between GTC Telecom, Inc., its assigns, and successors (hereinafter "GTC") and Service One
Communications, Inc., its assigns, and successors (hereinafter "Service"), on this 9th day of March, 1999 (the "Execution Date").

                               RECITALS

          WHEREAS GTC Telecom, Inc. is a corporation duly organized and existing under the laws of the State of Nevada, with offices located at 3151 Airway Ave., Suite P-3, Costa Mesa, CA 92626;

          WHEREAS Service One Communications, Inc. is a corporation duly organized and existing under the laws of the State of Nevada, with offices located at 18141 Beach Blvd., Suite 320, Huntington
Beach, CA 92648;

          WHEREAS Service previously contracted with approximately 7,500 individuals / entities (as set forth in Exhibit "A", attached hereto) to design, develop, and set-up individual personal web pages for said individuals (the "Customers");

          WHEREAS GTC desires to purchase all of Service's rights, title, and interests to the Customers;

          WHEREAS GTC desires to contract with Service to design, develop, and set-up personal Internet Web Pages for the Customers; and

          WHEREAS GTC and Service desire to enter into a legal and binding agreement as set forth herein.

          NOW, THEREFORE, GTC and Service agree as follows:

                        PURCHASE OF CUSTOMERS

1. PURCHASE OF CUSTOMERS. Service agrees to sell, transfer, convey and assign to GTC and GTC agrees to purchase from Service, subject to the terms and conditions set forth in this Agreement, all of Service's rights, title and interest in and to the Customers, including without limitation, all of the accounts receivable owing from the Customers.

2. VALID CUSTOMERS. Following the execution of this Agreement, GTC shall submit an invoice to all Customers for payment. Only those Customers that execute the contract and return payment to GTC, shall be considered Valid Customers. GTC shall provide Service with copies of all documentation necessary, supporting GTC's determination of the status of a Customer.

3.     PURCHASE PRICE FOR VALID CUSTOMERS.  In exchange for the
Customers and for design, development, and set-up services as defined below, GTC agrees to pay Service $100.00 per each Valid
Customer as follows:

       (a) On the Execution Date, GTC shall pay Service $75,000.00 as credit towards the purchase of 750 Valid Customers;

       (b) Upon Thirty (30) days from the Execution Date (the "Initial Validation Period"), GTC shall determine the number of Valid Customers as set forth in paragraph 2 as of that date. If the number of Valid Customers exceed 750, GTC shall pay Service $100.00 for each additional Valid Customers within one (1) week of the Initial Validation Period, up to an additional 375 Valid Customers.

       (c) Upon sixty (60) days from the Execution Date (the "Final Validation Period"), GTC shall determine the number of Valid Customers as set forth in paragraph 2 as of that date. If the number of Valid Customers exceed 1,125, GTC shall pay Service $100.00 for each additional Valid Customers within one (1) week of the Final Validation Period.

       (d) If, however, following the Final Validation Period, the number of Valid Customers is less than 750, Service shall owe GTC $100.00 per Valid Customer less 750. This amount shall constitute a credit on behalf of GTC towards any future services contracted for between GTC and Service, its assigns, successors, or affiliated company, OhGolly.com, Inc.

 4. DESIGN, DEVELOPMENT, AND SET-UP SERVICES. In addition to transferring all rights, title, and interests in the Customers to GTC, Service One agrees to design, develop, and set-up Personal Individual Internet Web Pages (as previously agreed between Service One and the Customers) for all Valid Customers transferred under this Agreement. In addition, upon completion of the design and development of the Customer's Personal Internet Web Page, Service shall send to Customer a Fulfillment Package (of the form of exhibit "B," attached hereto) for completion by the Customer. Service shall provide GTC with the originals of all completed Fulfillment Packages. All Personal Internet Web Pages covered by this Agreement shall be hosted on GTC's Internet servers.

 5. CUSTOMER SUPPORT. GTC shall have the option to appoint Service as its Customer Support Representative to the Customers (the "Support Option"). Should GTC elect to exercise the Support Option, Service agrees to respond to all customer support calls on a timely basis and to provide support to Customers with regards to the operation and maintenance of the Customer's Personal Internet Web Page. In return, GTC shall pay Service $3.00 for each customer support call made by a Customer to Service (the "Support Fee"). Service shall provide GTC with an invoice of all such customer support calls weekly by Friday at 11:30 am, Pacific Standard Time. GTC shall pay Service the Support Fee within seven (7) days of the date of such invoices. GTC shall have the right to terminate the Support Option provided that GTC provide Service with seven (7) days notice of such termination.

 6. NONSOLICITATION. Service, its officers, directors, and employees, including, but not limited to, Paul Thenard II, Lars Perrson, Todd Johnson, and Jeff Einstoss, acknowledge that GTC's relationships with its employees, customers, clients, suppliers, sponsors and other persons are valuable business assets. To forestall any use of any such information, Service and its shareholders, officers, directors, and employees, including but not limited to, Paul Thenard II, Lars Perrson, Todd Johnson, and Jeff Einstoss, agree that for the term of this Agreement and for a period of one (1) year thereafter, Service and its shareholders, officers, directors, and employees, including, but not limited to, Paul Thenard II, Lars Perrson, Todd Johnson, and Jeff Einstoss, shall not, directly or indirectly, attempt to remarket Customers which have been sold to GTC by Service.

                            MISCELLANEOUS

7. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

8. NOTICES. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier or messenger or sent by registered or certified mail (air mail if overseas), return receipt requested, or by telex, facsimile transmission, telegram or similar means of communication. Notices shall be deemed to have been received on the date of personal delivery, telex, facsimile transmission, telegram or similar means of communication, or if sent by overnight courier or messenger, shall be deemed to have been received on the next delivery day after deposit with the courier or messenger, or if sent by certified or registered mail, return receipt requested, shall be deemed to have been received on the third business day after the date of mailing. Notices shall be sent to the addresses set forth below:

              If to GTC:
              GTC Telecom, Inc.
               3151 Airway Avenue, Suite P-3
               Costa Mesa, CA 92626
               Attn: Paul Sandhu, President

              With a copy to:

              Law offices of M. Richard Cutler, Esq.
              610 Newport Center Drive, Suite 800
              Newport Beach, CA 92660
              Attention: M. Richard Cutler

              If to Service:

              Service One Communications, Inc.
              18141 Beach Blvd., Suite 320
              Huntington Beach, CA 92648
               Attn: Paul Thenard II, President

9. CHOICE OF LAW. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

10. JURISDICTION. The parties submit to the jurisdiction of the Courts of the State of California or a Federal Court empaneled in the State of California for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.

11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

12. AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by all of the parties hereto.

13. TITLES AND CAPTIONS. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

14. PRONOUNS AND PLURALS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

15. AGREEMENT BINDING. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

16. PRESUMPTION. This Agreement or any Section thereof shall not be construed against any party due to the fact that said Agreement or any Section thereof was drafted by said party.

17. FURTHER ACTION. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purpose of the Agreement.

18. PARTIES IN INTEREST. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

19. SAVINGS CLAUSE. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

       WHEREFORE, The parties hereto hereby agree to the foregoing and execute this Agreement as of the date first above written.


"GTC"                            "Service"

GTC TELECOM, INC.                SERVICE ONE COMMUNICATIONS, INC.


/s/ Paul Sandhu                  /s/ Paul Thenard II
By: Paul Sandhu, President        By: Paul Thenard II,  President